Exhibit 99.1

Contact: Jeffrey M. O’Connell	PR Newswire released at 9:22a.m. ET
Phone: (770) 645-4800

BWAY CORPORATION TO ACQUIRE ROPAK

Atlanta, GA, December 3, 2012 – BWAY Corporation (“BWAY” or the “Company”), a Platinum Equity company and leading North American supplier of general line rigid containers, announced today that it has entered into a definitive agreement to acquire Ropak Packaging (“Ropak”) from the LINPAC Group in a transaction valued at approximately $265 million.

Platinum Equity acquired BWAY in November 2012 and immediately launched operational and M&A initiatives to strengthen and grow the company.

Ropak is a North American producer of rigid, plastic shipping containers serving the consumer goods, food processing, construction, dairy, petroleum and other industries.

“BWAY and Ropak are complementary businesses that make great sense together and will create new opportunities,” said Louis Samson, Partner at Platinum Equity. “There are compelling synergies between the two businesses that make this accretive transaction a unique combination. The acquisition is expected to enhance BWAY’s earnings power and also serve as a deleveraging event as we integrate the two companies.”

BWAY and Ropak executives said integrating the businesses would be beneficial for customers of both companies.

“Ropak is known for innovative products and exceptional customer service,” said Kenneth Roessler, BWAY’s President and Chief Executive Officer. “Integrating Ropak into our business creates an excellent opportunity to broaden our product portfolio and expand our reach. The transaction is a natural and exciting combination.”

Mr. Roessler noted that business will continue as usual as all parties work toward a prompt closing of the transaction.

“A combination with BWAY represents an exciting opportunity for Ropak and its employees,” said Greg Toft, President of Ropak. “The Ropak management team is looking forward to working with BWAY and Platinum Equity to integrate the businesses seamlessly and take the combined business to the next level.”

Under the terms of the agreement, BWAY will acquire Ropak from LINPAC via a stock purchase. The transaction is subject to customary closing conditions, including the expiration or earlier termination of the Hart-Scott Rodino waiting period.

The Company secured underwritten debt commitments from its lenders and the transaction will be financed by increasing the size of the Company’s existing term B loan. Pro forma for the anticipated synergies, the transaction is expected to be a deleveraging event for the Company. The bookrunners for debt financing are Deutsche Bank, Bank of America Merrill Lynch and Goldman Sachs.

Rothschild Inc. is acting as financial advisor, while McKenna Long & Aldridge LLP is acting as legal advisor to LINPAC. Latham & Watkins LLP is acting as legal advisor to BWAY.

About BWAY Corporation

BWAY Corporation is a leading North American supplier of general line rigid containers. The Company operates 22 plants throughout the United States and Canada serving industry leading customers on a national basis.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions.

These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this document, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. Please refer to our filings with the United States Securities and Exchange Commission, for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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